SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    March 6, 2006

CELANESE CORPORATION
(Exact Name of Registrant as specified in its charter)

DELAWARE	001-32410	98-0420726
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 West LBJ Freeway, Dallas, Texas 75234-6034
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 901-4500

     Not Applicable
(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    OTHER EVENTS

On March 6, 2006, Celanese Corporation announced that its indirect wholly owned subsidiary, Celanese AG, with the participation of Celanese Europe Holding GmbH & Co. KG, ("CEH"), which holds more than 95% of Celanese AG's registered share capital, reached a settlement with 11 plaintiff shareholders.

The settlement provides for CEH to offer at least EUR 51.00 per no-par-value share of Celanese AG as cash consideration to each shareholder who will cease to be a shareholder of the company in the context of the intended squeeze-out. CEH further agrees to make early payment of the guaranteed annual payment owed pursuant to Section 4 of the Domination and Profit and Loss Transfer Agreement for the financial year 2005/2006, ending on September 30, 2006.

The plaintiff parties to the settlement withdrew all actions filed by them in connection with the Domination and Profit and Loss Transfer Agreement as well as other ancillary litigation and the plaintiff parties recognized the validity of the Domination and Profit and Loss Transfer Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By:	/s/ Steven M. Sterin
Name: Steven M. Sterin Title: Vice President and Controller

Date: March 6, 2006